                                                                   EXHIBIT 10.11

                           AGREEMENT NOT TO COMPETE

     I recognize that Phytera, Inc., a Delaware corporation (the "Company"), which term shall include its subsidiaries and affiliated entities) desires to retain me in its employ and that the Company wishes to ensure that I do not compete with the Company, as specified below, in the event my employment with the Company is terminated.

     In consideration of the Company's employment or continued employment of me, I agree as follows:

     1. I will not, for a period of two (2) years commencing with the termination of my employment with the Company, engage (directly or indirectly) in any activities or render any services similar or reasonably related to those in which I shall have engaged or those which I shall have rendered as an employee of the Company during any part of the two-year period preceding my termination for any trade or business which directly competes with the Company in any place where the Company does or may do business in any line of business engaged in (or planned to be engaged in) by the Company, whether now existing or hereafter established, nor shall I engage in such activities nor render such services for any other person or entity engaged or about to become engaged in such activities to, for or on behalf of any such trade or business.

     2. I agree that for a period of one (1) year following the termination of my employment with the Company, I will not solicit or in any manner encourage employees of the Company to leave their employ. I further agree that during such period I will not offer or cause to be offered employment to any person who was employed by the Company at any time during the six (6) months prior to the termination of my employment with the Company.

     3. I understand that nothing in this Agreement shall affect my obligations under the "Confidential and Proprietary Information Agreement" between the Company and myself of even date herewith.

     4. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to enforcement of my obligations hereunder by court injunction.

     5. If any provision of this Agreement shall be declared invalid, illegal or unenforceable to the extent that a court shall deem it reasonable to enforce such provision. If such provision shall be unreasonable to enforce to extent, such provision shall be severed from this Agreement and all remaining provisions shall continue in full force and effect.

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF I have executed this Agreement under seal as of the date below.


Dates:   May 24, 1994                    By: /s/ Christopher J. Pazoles
        --------------                       --------------------------
                                             Employee


ACCEPTED AND AGREED TO:

PHYTERA, INC.

By: /s/  Malcolm Morville
    ---------------------
Title:  President
        ---------

                                       2